Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Good Harbor Partners Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2007 as filed with the SEC on the date hereof (the “Report”), I, Ralph S. Sheridan, Chief Executive Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2007

/s/ RALPH S. SHERIDAN
Ralph S. Sheridan
Chief Executive Officer and Secretary